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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

November 22, 2002
(Date of earliest event reported)

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
0-22164	RFS Hotel Investors, Inc. A Tennessee Corporation 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1534743
333-84334	RFS Partnership, L.P. A Tennessee Partnership 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1541639

Item 9.    Regulation FD Disclosure

        On November 22, 2002, on behalf of both RFS Hotel Investors, Inc. and RFS Partnership, L.P. as separate registrants, RFS Hotel Investors, Inc. issued a press release announcing the sale of the 153-room Comfort Inn in Ft. Mill, South Carolina for $3.25 million. The sale resulted in a book loss of approximately $3.8 million. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Dated as of November 22, 2002	RFS HOTEL INVESTORS, INC. RFS PARTNERSHIP, L.P.
	By:	/s/ DENNIS M. CRAVEN Dennis M. Craven Its: Vice President & Chief Accounting Officer

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Item 9. Regulation FD Disclosure